OHR Pharmaceutical, Inc. - 10-K

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-201368) of Ohr Pharmaceutical, Inc. of our report dated December 22, 2016, relating to the consolidated financial statements for the year ended September 30, 2016 and the effectiveness of internal control over financial reporting as of September 30, 2016, which report appears in this Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
December 22, 2016

112